Exhibit 99.1

                  Workstream Inc. Announces Third Quarter Fiscal 2002 Results

                  Company's U.S. Software Sales Building Strong Momentum

Ottawa, CANADA, April 12, 2002 - Workstream Inc. (NASDAQ - WSTM) -- a leading provider of Human Capital Management (HCM) Web-enabled solutions and professional services, today reported its financial results for the three months ended February 28, 2002. All figures are in U.S. dollars.

Revenue for the third quarter of fiscal 2002 increased to $4,332,903, compared with $485,272 for the same quarter last year. Gross profit for the quarter was $3,537,239, an increase of $3,356,094 over the $181,145 reported for the same period last year. Increases in revenue and gross profit were primarily due to recent acquisitions and the expansion of the Company's Career Transition Services. As a result of integration of these acquisitions into the Company's financial results, the Company has experienced improvement in the cost of delivery of its services. On an EBITDA basis, the loss for the period was $395,809, or $0.03 per share compared with a loss of $1,292,971, or $0.17 per share for the same period last year. The net loss was $1,097,740, or $0.08 per share. This compares with a net loss of $1,389,709 or $0.18 per share, for the quarter ended February 28, 2001.

Revenue for the first nine months of fiscal 2002 was $10,574,025, compared with $1,559,166 for the same period last year. Net loss for the first nine months of fiscal 2002 was $2,781,667, compared with a loss of $3,923,139 for the nine-month period ended February 28, 2001.

Pro-forma revenues for the nine months ended February 28, 2002 would have been $14,335,899, compared to $14,138,805 for the same period last year. The pro-forma revenues assume that all acquisitions were completed for the full reporting periods.

"Our third quarter of 2002 was an extremely active period for us. While much of the industry felt the impact of a slowing economy, we were successful in winning 12 new software clients which fuelled our sales growth, with 80% of new sales coming from our US sales division," said Michael Mullarkey, CEO, Workstream Inc. "We are executing well on our growth strategy and are very pleased to achieve revenue growth and cost savings in an otherwise slow and uncertain economic environment."


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

Q3 Highlights:
--------------


o Released RezKeeper 4.4, a newly enhanced version of the Company's award winning applicant tracking system for independent recruiters and agencies;

o Released E-Cruiter 4.4, a powerful solution for Corporate HR Recruiting Solutions. The system significantly improves the efficiency of hiring-related tasks by eliminating paperwork and data processing, which enables HR professionals to focus on strategic management instead of tactical or administrative tasks; and

o        Signed the following notable new clients for Workstream Recruiting
         Systems: ACNeilson (USA), Ball Corporation (USA), CGI (North America), The Dial Corporation (USA), Execu Search (USA), Info Technologies
         (USA), Isis Technologies (USA), NDC Health (USA), Oxford Health Plans, Inc. (USA), University Health Network (Canada) and Zenon (USA).

"These new client wins continue to prove the value of our Workstream Recruiting Systems and are particularly encouraging during a period where many suppliers lost ground. We believe that our growing client portfolio from both the corporate and agency sectors serves as a powerful endorsement to other potential clients. We continue to enhance our product and service offerings and work to add additional value," stated Art Halloran, President & COO, Workstream.

About Workstream

Workstream Inc. (NASDAQ: WSTM) is a leading provider of Web-enabled tools and professional services for Human Capital Management (HCM). Offering a diversified suite of high-tech and high-touch services to address the full lifecycle of the employer/employee relationship, Workstream ensures more effective management of corporate assets via automation and outsourcing. Workstream's HCM technology backbone enables companies to streamline the management of enterprise human capital processes including recruitment, assessment, integration, deployment and outplacement. Workstream offers a full-range of HCM products and services through its 21 offices and over 220 dedicated human resource professionals across North America. The company's expertise has motivated many blue-chip organizations such as Eli Lilly, Nike, Samsung, KPMG and Sony Music to select Workstream. For more information visit http:www.workstreaminc.com or call toll free 1-866-470-WORK.

This press release may contain forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations or beliefs of Workstream's management and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: inability to grow our client base and revenue because of the number of competitors and the verity of sources of competition we face; experiencing


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

client attrition; inability to offer services that are superior and cost effective when compared to the services being offered by our competitors; inability to further identify, develop and achieve success for new products, services and technologies; increased competition and its effect on pricing, spending, third-party relationships and revenues; as well as the inability to enter into successful strategic relationships and other risks detailed from time to time in filings with the Securities and Exchange Commission.


For More Information

Media Contacts:

Maggie O'Lett-Patterson
High Road Communications
A Fleishman-Hillard Company
Tel: 613-236-0909 ext. 314
E-mail: molett@highroad.com
        -------------------

Investor Relations Contacts:

Tammie Brown
Workstream Inc.
Tel: 613-270-0619 ext. 263
Email: tammie.brown@workstreaminc.com
       ------------------------------

Craig Armitage
Fleishman-Hillard
Tel: 416-214-0701 ext. 322
E-mail: armitagc@fleishman.com
        ----------------------




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
Workstream Inc.
Unaudited Consolidated Statements of Operations
(United States Dollars)

------------------------------------------------------------------------------------------------------------
                                  Three Months        Three Months       Nine Months         Nine Months
                                      Ended              Ended              Ended               Ended
                                  February 28,        February 28,       February 28,        February 28,
                                      2002                2001               2002                2001
------------------------------------------------------------------------------------------------------------
Revenue                              $ 4,332,903        $    485,272       $ 10,574,025        $  1,559,166

Cost of revenues                         795,664             304,127          2,225,608           1,007,547
                                 ----------------   -----------------  -----------------   -----------------

Gross profit                           3,537,239             181,145          8,348,417             551,619
                                 ----------------   -----------------  -----------------   -----------------

Expenses
   Selling and marketing               1,838,230             681,549          4,719,953           1,923,160
   General and administrative          2,007,577             218,324          4,593,156             847,449
   Research and development               87,241             574,243            622,150           1,696,933
   Amortization and depreciation         696,339             189,739          1,400,095             411,205
                                 ----------------   -----------------  -----------------   -----------------
                                       4,629,387           1,663,855         11,335,354           4,878,747
                                 ----------------   -----------------  -----------------   -----------------

Operating loss                        (1,092,148)         (1,482,710)        (2,986,937)         (4,327,128)

Other income and expenses
   Interest and other income              11,068             105,997            112,055             434,562
   Interest and other expense            (19,912)            (12,996)           (86,665)            (30,573)
                                 ----------------   -----------------  -----------------   -----------------
                                          (8,844)             93,001             25,390             403,989
                                 ----------------   -----------------  -----------------   -----------------

Loss before Income tax                (1,100,992)         (1,389,709)        (2,961,547)         (3,923,139)

   Recovery of deferred income
   taxes                                   3,252                   -            179,880                   -
                                 ----------------   -----------------  -----------------   -----------------
Net loss for the period             $ (1,097,740)       $ (1,389,709)      $ (2,781,667)       $ (3,923,139)
                                 ----------------   -----------------  -----------------   -----------------

Weighted average number of
common shares outstanding
during the period                     14,178,438           7,712,262         12,263,281           7,709,618
                                 ----------------   -----------------  -----------------   -----------------

Basic and fully diluted
net loss per share                  $      (0.08)       $      (0.18)      $      (0.23)       $      (0.51)
                                 ----------------   -----------------  -----------------   -----------------

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
Workstream Inc.
Unaudited Consolidated Balance Sheet
(United States Dollars)

----------------------------------------------------------------------------------------------------
                                                                    (unaudited)          (audited)
                                                                 February 28, 2002     May 31, 2001
----------------------------------------------------------------------------------------------------
ASSETS
Current Assets
        Cash and cash equivalents                                $       781,811       $      65,483
        Short-term investments                                         1,318,036           3,518,962
        Accounts receivable, net of allowance for doubtful             1,273,946             319,405
           accounts of $151,661 (May 31, 2001 - $13,142)
        Prepaid expenses                                                 122,561             268,719
        Deferred tax asset                                               193,255                   -
        Other receivables                                                174,173             161,520
                                                                  ----------------------------------
                                                                       3,863,782           4,334,089

Property, plant and equipment                                          1,630,715           1,036,641
Deferred costs                                                                 -              17,993
Other assets                                                             138,454                   -
Acquired intangible assets                                             6,051,792                   -
Goodwill                                                              11,607,875                   -
                                                                  -----------------------------------

                                                                 $    23,292,618       $   5,388,723
                                                                  ===================================
LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities
        Accounts payable                                         $     1,093,190       $     318,889
        Accrued liabilities                                            1,140,995             350,578
        Line of credit                                                 1,142,892                   -
        Accrued compensation                                             775,930             204,049
        Current portion of long-term obligations                          73,045              52,462
        Current portion of related party obligations                   1,234,964                   -
        Deferred income tax liability                                    635,133                   -
        Deferred revenue                                               1,014,670             224,291
                                                                  -----------------------------------
                                                                       7,110,819           1,150,269

DEFERRED INCOME TAX LIABILITY                                          1,341,308                   -
LONG TERM RELATED PARTY OBLIGATIONS                                      653,638                   -
LONG TERM OBLIGATIONS                                                    244,990             196,397
                                                                  -----------------------------------
                                                                       9,350,755           1,346,666
                                                                  -----------------------------------
Shareholders' equity
Capital stock
        Issued and outstanding - 14,364,138 common
           shares (May 31, 2001 - 7,712,262)                          31,720,391          18,913,625
        Additional paid in capital                                       643,489             577,364
        Cumulative translation adjustment                               (152,428)             38,995
        Accumulated deficit                                          (18,269,589)        (15,487,927)
                                                                  -----------------------------------

                                                                      13,941,863           4,042,057
                                                                  -----------------------------------
                                                                 $    23,292,618       $   5,388,723
                                                                  ===================================


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